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                                                                      Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 17, 2001, relating to the financial statements and financial highlights which appear in the February 28, 2001 Annual Report to Shareholders of PaineWebber Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings 'Financial Highlights' in the Prospectus and 'Other Information-Auditors' in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
June 21, 2001